Exhibit 99.1

TSS Provides Preliminary Fourth Quarter and 2015 Results

ROUND ROCK, TX – February 11, 2016 – TSS, Inc. (Other OTC: TSSI), a data center and mission critical facilities and technology services company, is providing preliminary results for its fourth quarter and fiscal year ended December 31, 2015.

While our results for the fourth quarter and fiscal year will not be final until the conclusion of our audit and the announcement of our final results at the end of March, the following are preliminary estimates for the fourth quarter and full year ended December 31, 2015:

Fourth Quarter Highlights:

●	Fourth quarter 2015 revenue of approximately $10 million compared with $8.4 million in the fourth quarter of 2014 and $6.3 million in the third quarter of 2015.
●	Gross margin of approximately 25% in the fourth quarter of 2015 compared with 31% in the fourth quarter of 2014.
●	Reduced operating expenses by 10% compared to the fourth quarter of 2014.
●	Adjusted EBITDA income of approximately $400,000 compared with Adjusted EBITDA income of $201,000 in the fourth quarter of 2014 and an Adjusted EBITDA loss of $93,000 in the third quarter of 2015.

Fiscal Year Highlights:

●	2015 revenue of approximately $29 million compared to $28 million in 2014.
●	Gross margin of 28% in 2015 and 31% in 2014.
●	Reduced operating expenses by approximately 7% compared to 2014.
●	Adjusted EBITDA loss of approximately $0.8 million compared to an Adjusted EBITDA loss of $1.5 million in 2014

“As we anticipated, our expected fourth quarter results showed improvements in revenue and a return to positive adjusted EBITDA. While not finalized, we feel these expected results are indicative of the positive trends occurring within our business.” said Anthony Angelini, President and Chief Executive Officer of TSS. “Due to the time necessary to complete our year-end financial closing procedures, we are providing preliminary results to investors. We plan to hold our regular conference call near the end of March when we will share our audited 2015 results.”

About TSS, Inc.

TSS is a trusted single source provider of mission-critical planning, design, system integration, deployment, maintenance and evolution of data centers facilities and information infrastructure. TSS specializes in customizable end to end solutions powered by industry experts and innovative services that include technology consulting, engineering, design, project management, operations, facilities management, technology system installation and integration, as well as maintenance for traditional and modular data centers. www.totalsitesolutions.com or call 888-321-4877.

Preliminary Unaudited Selected Financial Data

The Company has provided unaudited preliminary results of revenue, gross margin and adjusted EBITDA because our financial closing procedures for the fourth quarter and full year 2015 are not yet complete, and these estimates are subject to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the 2015 financial results are finalized. The preliminary fourth quarter and full year 2015 estimates are based upon the most current information available to management and assumptions we believe to be reasonable but include information that is subject to further review, verification and adjustment. It is possible that our final reported results may materially differ from these expected results after the completion of the audit of our fiscal year 2015 financial statements by our independent registered public accounting firm and completion of our annual impairment testing of goodwill and other intangible assets for fiscal year 2015, or as the result of unexpected adjustments arising during completion of the financial closing process for fiscal year 2015.

About Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. We have not reconciled Adjusted EBITDA to net income (loss) because we are not yet able to calculate income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, and stock-based compensation, which are reconciling items between Adjusted EBITDA and net income (loss). Accordingly, a reconciliation of Adjusted EBITDA to net income (loss) is not available at this time without unreasonable effort. We will provide GAAP results and the applicable reconciliations when we announce our final results at the end of March.

Forward Looking Statements

This press release includes estimates (including the preliminary estimates for the fourth quarter and fiscal year ended December 31, 2015) or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “feels,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience and present preliminary results and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014. Particular uncertainties that could adversely affect the Company's future results include: our independent registered public accounting firm's report on our 2014 financial statements contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern; we may not have sufficient resources to fund our business and may need to issue additional debt or equity to obtain additional funding; our reliance on a significant portion of our revenues from a limited number of customers; risks relating to operating in a highly competitive industry; risks relating to the failure to maintain effective internal control over financial reporting; risks relating to rapid technological, structural, and competitive changes affecting the industries we serve; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. All forward-looking statements in this release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

TSS, Inc.

John Penver, CFO

Phone: (512) 310-1000